Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-228493, 333-230572, 333-270707, 333-278234, 333-291656 and 333-294094 on Form S-8 of our report dated March 14, 2024, relating to the statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2023 of Eton Pharmaceuticals, Inc., appearing in this Annual Report on Form 10-K of Eton Pharmaceuticals, Inc. for the year ended December 31, 2025.

KMJ Corbin & Company LLP

Glendora, California
March 19, 2026